EXHIBIT 10.1

Cooperation Agreement of Apex Data Center. Inc

Party A: Apex Resources. Inc (Investor)

(EIN: 35-2529753)

Party B: Chongqing Puxin Blockchain Technology Co., Ltd. (Developer and Operator)

(EIN: 91500104202985282A)

In consideration of jointly establishing Apex Data Center. Inc (hereinafter referred to as the “New Company”), and jointly building a mining pool with a capability of accommodating 100,000 dedicated servers in Washington State, the U.S.A., Party A and Party B, through friendly negotiation, hereby agree as follows:

i Content of Cooperation

Both parties agree to jointly set up Apex Data Center. Inc in Washington State, the U.S.A., with a total initial investment of USD 2 million.

ii Proportion of Equity Allocation

1. Party A agrees to invest USD 2 million for the construction and operation of data center of the New Company, holding 80% of the shares of the New Company;

2. Party B shall take charge of the construction and operation of data center, and offer the custody business of its own dedicated servers, holding 20% of the shares of the New Company.

iii Rights and Obligations of Party A

1. Party A shall make capital contribution of USD 2 million as agreed herein for development of a data center in Washington State that can accommodate 10,000 dedicated servers as well as investment in subsequent development and construction of all data centers;

2. Upon execution of the Agreement, Party A shall first pay USD 280,000 to the account of the New Company as the first batch of development funds for the “Willapa Valley School” data center in Washington State. All the up-front expenses shall be reported by the CFO every month, and the fund use plan shall be submitted to the board of directors for examination and approval and go through financial audit by the board of directors;

3. Party A shall take charge of the backdoor listing and financing on the National Association of Securities Dealers Automated Quotations (NASDAQ);

4. Party A shall take charge of the sales of dedicated servers in the market.

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iv Rights and Obligations of Party B

1. Party B shall take charge of selecting the site of the data center and signing site lease contract;

2. Party B shall take charge of designing, budgeting, and constructing the data center；

3. Party B shall take charge of the day-to-day operation management and investment promotion upon the completion of the data center;

4. Party B shall take charge of hiring all staff, including lawyers and financial personnel, for the New Company;

5. Party B shall take charge of the air transportation of 1,000 dedicated servers (including power supply) from China to the “Willapa Valley School” data center for the use of demonstration and model for the expansion of mining pool and the sales of dedicated servers. However, the ownership of dedicated servers shall belong to Party B, and the coins produced therefrom shall belong to Party B;

6. 1,000 dedicated servers shall be operated in the data center, each of which shall pay the custody fees at the fair market price and be subject to relevant custody agreement.

v Miscellaneous:

1. Party B shall take charge of all the operational business of the data center subordinate to the New Company;

2. Party A shall supervise whether Party B damages Party A’s interests during operations;

3. The parties agree that Party A shall select Jacky Lo as the chairman of the board of directors, and Party B shall assign Chenlu Nie as the CEO of the New Company; the New Company shall adopt the CEO responsibility system;

4. If Party A fails to make the capital contribution of USD 2 million as agreed herein, Party B may preferentially increase its capital contribution, which means to reduce Party A’s shares proportionately and increase Party B’s shares accordingly. Alternatively, the parties may through consultation agree on the introduction of a third party’s investment, in which case Party A’s shares shall be reduced proportionately , while Party B’s shareholding ratio and the New Company’s operating model shall remain unchanged.

5. If the board of directors dismisses the designated CEO of Party B, Party B may choose to withdraw from the New Company. In this case, Party A shall contribute no less than USD 400,000, and shall acquire 20% shares held by Party B in the New Company at 20% of the New Company’s valuation.

6. If the CEO intentionally damages the interests of Party A in the process of operating the New Company, Party B shall pay double compensation to Party A, and dismiss the CEO;

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vi For any matters not covered herein, the parties may otherwise sign a supplementary agreement through consultation, which shall have the same legal effect as this Agreement

vii This Agreement shall become effective upon signature by the representatives of both parties. Any important matters shall be notified by both parties according to the specific e-mail addresses and Wechat accounts listed below.

viii In the event of any dispute arising from this Agreement, any litigation shall be subject to the laws of Washington State.

ix This Agreement is made in five (5) copies and each copy has a total of three (3) pages. Each party shall hold two (2) copies and one (1) copy shall be submitted to the board of directors for filing. All five (5) copies shall have the same legal effect.

x This Agreement has Chinese and English versions. The Chinese version shall prevail, while the English version shall be the supplement.

Party A: Apex Resources. Inc

Representative of Party A: Jacky Lo

Representative (Signature):

Party A’s E-mail Address: jacky@harborgreenus.com

Party A’s Wechat Account: harbo666666 Wechat Account Name: Eagle

Tel: 626 315 8186

Date: April 26, 2018

Party B: Chongqing Puxin Blockchain Technology Co., Ltd.

Representative of Party B: Chenlu Nie

Representative (Signature):

Party B’s E-mail Address: 2558141297@qq.com

Party B’s Wechat Account: Nie0468 Wechat Account Name: Nanfeng

Tel: 925 336 1958

Date: April 26, 2018

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